SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:
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        14a-6(e)(2))
[ ]    Definitive Proxy Statement
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[X]    Soliciting Material Under Rule 14a-12


                                  DYNACARE INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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       to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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
DYNACARE INC.

                              FOR IMMEDIATE RELEASE
                              ---------------------
                                                                       CONTACT:

                                                                  DYNACARE INC.
                                                                    Zbig Biskup
                                                        Chief Financial Officer
                                                                   972-387-3200


           DYNACARE ANNOUNCES EXPIRATION OF ANTITRUST WAITING PERIOD
                    WITH RESPECT TO TRANSACTION WITH LABCORP


DALLAS, TX, JUNE 20, 2002 -- Dynacare Inc. (Nasdaq: DNCR, TSE: DNA) today announced that the waiting period under the Hart-Scott-Rodino Antitrust

Improvements Act with respect to Laboratory Corporation of America Holding's

(NYSE: LH) proposed acquisition of all outstanding shares of common stock of

Dynacare expired at 11:59 PM, New York City time, on June 19, 2002.


This transaction remains subject to various conditions including regulatory approval in Canada and approval of Dynacare's shareholders. It is expected that this transaction will close in the third quarter of 2002.


Through its integrated network of regional laboratory operations, Dynacare provides innovative and trusted clinical laboratory services to its clients,

their patients and professional partners. Dynacare provides laboratory services in 21 U.S. states and is a leading provider of laboratory services in Canada.


This press release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond Dynacare Inc.'s control. Dynacare Inc. undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made. Dynacare Inc. cannot assess the impact of or the extent to which any single factor or risk, or combination of them, may cause actual results to differ materially from those contained in any forward-looking statements. For a more complete discussion of risk factors, please see Dynacare Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2001.


Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission (the "SEC") by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. LabCorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of LabCorp are set forth in the proxy statement for the 2002 annual meeting filed by LabCorp on April 15, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement.

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